Page 16 of 16 Pages


                                    EXHIBIT C

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENT, that the undersigned BROWN SIMPSON PARTNERS I, LTD., an exempted limited company organized and existing under the laws of the Cayman Islands (the "Company"), does, pursuant to duly adopted resolutions of its Directors dated as of the date hereof, hereby designates, constitutes and appoints:

     MATTHEW C. BROWN of 152 West 57th Street, 40th Floor, New York, NY 10019;

     PETER D. GREENE of 152 West 57th Street, 40th Floor, New York, NY 10019;

     MITCHELL D. KAYE of 152 West 57th Street, 40th Floor, New York, NY 10019;

     JAMES R. SIMPSON of 152 West 57th Street, 40th Floor, New York, NY 10019,

or any one of them, acting singly and not jointly, as its true and lawful agents and attorneys-in-fact (each, an "Attorney-in-Fact"), and with full power of substitution, to take any and all such actions on behalf of the Company as he, in his sole discretion, considers necessary, advisable or desirable, including, without limitation, the negotiation, execution and delivery, in the name of and on behalf of the Company, of any all agreements, deeds, instruments, receipts, certificates, notes, filings and other documents.

     Each Attorney-in-Fact is hereby authorized and empowered to perform all other acts and deeds that he in his sole discretion deems necessary or advisable to carry out to the fullest extent the terms and the intent of the foregoing.

     Execution of this Limited Power of Attorney shall constitute a revocation of any and all previously executed limited powers of attorney of the Company appointing attorneys-in-fact to act on behalf of the Company.

     This Power of Attorney shall be effective as of January 1, 2001 and shall be valid for the period from the date hereof through December 31, 2002.

     IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed as a deed on behalf of the Company this 6th day of February, 2001.

                                    BROWN SIMPSON PARTNERS I, LTD.

                                    By:  /S/ EUROPEAN FUND SERVICES LTD.
                                         -------------------------------
                                         European Fund Services Ltd.
                                         Director